Exhibit 4.3

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CONOLOG CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to an aggregate of $2,000,000 of principal amount of 8% promissory of Conolog Corporation.

_______Warrants

CLASS B COMMON STOCK PURCHASE WARRANT

No. 2009-B-001	Issue Date: August 3, 2009

          CONOLOG CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, ___________________ hereby issues ______________, ___________________________________________________, or its assigns (the “Holder”), ______ Class B Warrants, which warrants entitles the Holder, subject to the terms set forth below, to purchase from the Company at any time after the sooner of January 30, 2010 (180 days from the Issue Date), or the Company obtaining the Approval as defined in Section 9(v) of the Subscription Agreement if the Approval is required by the applicable NASD Market Place Rules and/or Nasdaq’s corporate goverence rules, until 5:00 p.m., E.S.T on the third (3rd) anniversary of the Issue Date (the “Expiration Date”), up to an aggregate of $2,000,000 principal amount of 8% promissory notes (containing the same terms and conditions as the Notes issued on the Closing Date) in the form set forth as Exhibit A attached here to and for every $100,000 principal amount Notes purchased hereunder, 1,000 Class B Warrants will be surrendered to the Company and the Company will issue the Holder _________ Class C Common Stock Purchase Warrants at a per share purchase price equal to the lessor of (i) 105% of the closing bid price of the Company’s common stock on the Principal Market for the trading day preceding the exercise date as reported by Bloomberg L.P., or (ii) the exercise price of the Class A Common Stock Purchase Warrant. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated August 3, 2009, entered into by the Company and Holders of the Warrant. Notwithstanding anything to the contrary herein, the Holder may not purchase Notes in demominations of less than $100,000.

          As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term “Company” shall include Conolog Corporation and any corporation which shall succeed or assume the obligations of Conolog Corporation hereunder.

          (b) The term “Common Stock” includes (a) the Company’s Common Stock, $0.01 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          1. Exercise of Warrant.

                    1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, the Notes and Class C Warrants.

                    1.2. Exercise. This Warrant may be exercised in by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit B hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount of the Note that the Holder wants to purchase, provided the purchase Notes in denominations of $100,000. The original Warrant is not required to be surrendered to the Company until it has been fully exercised. For each $100,000 of Notes that the Holder purchases, the Holder will surrender 40 Warrants. The Holders acknowledge that if there is a partial exercise of this Warrant the number of Warrants that they have left to exercise will be less than the number stated on this Warrant and that the Company’s records shall be conclusive evidence of the number of unexercised Warrants absence gross negligence.

                    1.3. RESERVED.

                    1.4. RESERVED.

                    1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                    1.6. RESERVED.

                    1.7 Delivery of Note, Class C Warrants, etc. on Exercise. The Company agrees that the Note and Class C Warrants purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such securities as of the close of business on the date on which payment shall have been made for such Note and Class C Warrants. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a Note duly and validly issued, fully paid and nonassessable equal to the amount paid by the Holder to the Company for such Note. The Company will also issue the Class C Warrants in accordance with the terms of this Warrant.

                    1.8 Shareholder Approval. If required by the applicable NASD Market Place Rules and/or Nasdaq’s corporate governance rules, and notwithstanding anything to the contrary herein, (i) until the Company either obtains shareholder approval of the issuance of the Securities, or (ii) an exemption from NASDAQ’s corporate governance rules as they may apply to the Note and Class C Warrants, and an opinion from counsel reasonably acceptable to Subscriber that the issuance of the Note and Class C Warrants will not violate NASDAQ’s corporate governance rules nor may result in a delisting of the Company’s common stock from the SmallCap, the Holder may not receive any Notes pursuant to this Warrant.

          2. RESERVED.

          3. RESERVED.

          4. RESERVED.

          5. RESERVED.

          6. RESERVED.

          7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit C attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee. No such transfers shall result in a public distribution of the Warrant.

          8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          9. Registration Rights. The Holder of this Warrant does not have registration rights.

          10. RESERVED.

          11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

          12. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

          13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection (ii) above. The addresses for such communications shall be: (i) if to the Company to: Conolog Corporation, 5 Columbia Road, Somerville, NJ 08876, Attn: Robert Benou, telecopier: (908) 722-5461, with a copy by telecopier only to: Sichenzia, Ross, Friedman & Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: David Manno, Esq., telecopier number: (212) 930-9725, and (ii) if to the Holder, to the addresses and telecopier number set forth in the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

          14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CONOLOG CORPORATION

By:

Name:
Title:

Exhibit A

Form of Promissory Note

Exhibit B
FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: CONOLOG CORPORATION

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

_________ of the Company’s 8% promissory notes (“Note) and has caused the sum of $____(equal to the amount of such Note) in lawful money of the United States to be delivered to the Company. As a result of the purchase of the Notes, the undersigned acknowledges that it has exercised ____ Warrants and that it has ____ Warrants remaining.

The undersigned requests that the Note be issued in the name of, and delivered to _______________________________________________ whose address is
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

The undersigned represents and warrants that the representations and warranties in Section 4 of the Subscription Agreement (as defined in this Warrant) are true and accurate with respect to the undersigned on the date hereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit C

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

          For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of CONOLOG CORPORATION with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, _______________________________
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)